CASE NAME:                                                ACCRUAL BASIS


CASE:                                                     2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                           MONTH ENDING: JUNE 30, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                             Chief Financial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY      TITLE


James C. Williams                            July 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF RESPONSIBLE PARTY            DATE


PREPARER:

                                             Chief Fianacial Officer
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF PREPARER               TITLE


James C. Williams                            July 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF PREPARER                     DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-1
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT

                                                               Apr. 2002           May 2002              June 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           397,191             441,962               450,767
2. RESTRICTED CASH
3. TOTAL CASH                                                  397,191             441,962               450,767
4. ACCOUNTS RECEIVABLE, NET                                    483,871             405,586               510,025
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES                                            354,389             313,233               268,992
8. OTHER (ATTACH LIST)
9. TOTAL CURRENT ASSETS                                        1,235,451           1,160,781             1,229,784
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               7,570,735           7,570,735             7,570,735
11. LESS:ACCUMULATED                                           3,099,517           3,139,453             3,178,716
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            4,471,218           4,431,282             4,392,019
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          (541,669)           (696,336)             (851,003)
14. OTHER ASSETS - NET OF                                      253,979             251,190               248,401
15. OTHER (ATTACH LIST)                                        126,276             175,996               175,996
16. TOTAL ASSETS                                               5,545,255           5,322,913             5,195,197
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE                                           413,436             490,282               595,352
18. TAXES PAYABLE                                              150,307             172,607               194,907
19. NOTES PAYABLE                                              225,305             196,859               168,479
20. PROFESSIONAL FEES
21. SECURED DEBT
22. OTHER (ATTACH LIST)                                        650                 688                   738
23. TOTAL POSTPETITION LIABILITIES                             789,698             860,436               959,476
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               4,709,055           4,692,772             4,671,821
25. PRIORITY DEBT                                              60,090              60,090                60.090
26. UNSECURED DEBT                                             3,087,862           3,087,862             3,087,862
27. OTHER (ATTACH LIST)                                        849,441             849,441               849,441
28. TOTAL PREPETITION LIABILITIES                              8,706,448           8,690,165             8,669,214
29. TOTAL LIABILITIES                                          9,496,146           9,550,601             9,628,690
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
EQUITY
30. PREPETITION OWNER'S EQUITY                                 (2,726,032)         (2,726,032)           (2,726,032)
31. POSTPETITION CUMULATIVE PROFIT OR                          (1,224,859)         (1,501,656)           (1,707,461)
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               (3,950,891)         (4,227,688)           (4,433,493)
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         5,545,255           5,322,913             5,195,197



Case Name: Alford Refrigerated Warehouses, Inc.                                                  MOR-1

Case No: 01-39776-BJH-11


                                                     April '02         May '02          June '02

14. Capitalized Professional Fees                    $   253,979       $ 251,190        $ 248,401
      net of Amortization


15. Investment in Subsidiaries                       $        10       $      10        $      10

      Deposits                                           126,266         175,986          175,986
                                                     ------------      ----------       ----------
                                                     $   126,276       $ 175,996        $ 175,996



22. Deferred Revenue                                 $       650       $     688        $     738



27. Deferred Income Taxes                            $   697,039       $ 697,039        $ 697,039

      Deferred Revenue                                   152,402         152,402          152,402
                                                     ------------      ----------       ----------
                                                     $   849,441       $ 849,441        $ 849,441


CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-2
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL
                                            April, 2002            May, 2002           June 2002

1. GROSS REVENUES                           360,783                402,376             411,989                  1,175,148
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              360,783                402,376             411,989                  1,175,148
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             360,783                402,376             411,989                  1,175,148
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION           17,588                 18,580              16,315                   52,483
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                356,392                445,280             388,164                  1,189,836
12. RENT & LEASE                            154,667                154,667             154,667                  464,001
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                528,647                618,527             559,146                  1,706,320
15. INCOME BEFORE NON-OPERATING             (167,864)              (216,151)           (147,157)                (531,172)
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        17,835                 16,671              16,596                   51,102
19. DEPRECIATION / DEPLETION                39,970                 39,936              39,263                   119,169
20. AMORITIZATION                           2,789                  2,789               2,789                    8,367
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             60,594                 59,396              58,648                   178,638
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                       4,500                  1,250                                        5,750
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES           4,500                  1,250                                        5,750
27. INCOME TAX
28. NET PROFIT (LOSS)                       (232,958)              (276,797)           (205,805)                (715,560)




CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-3
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL
                                            April, 2002            May, 2002           June, 2002

1. CASH - BEGINNING OF MONTH                288,711                397,191             441,962                  288,711
RECEIPTS FROM OPERATORS
2. CASH SALES                               3,593                  2,717               2,232                    8,542
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION                              6,778                  11,167                                       17,945
4. POSTPETITION                             406,760                466,902             312,752                  1,186,414
5. TOTAL OPERATING RECEIPTS                 417,131                480,786             314,984                  1,212,901
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS                          417,131                480,786             314,984                  1,212,901
11. TOTAL CASH AVAILABLE                    705,842                877,977             756,946                  1,501,612
OPERATING DISBURSEMENTS
12. NET PAYROLL                             88,982                 113,829             87,181                   289,992
13. PAYROLL TAXES PAID                      48,184                 38,819              35,315                   122,318
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE                                       62,978              23,694                   86,672
16. UTILITIES                               39,235                 79,976              33,068                   152,279
17. INSURANCE                               70,892                 47,555              42,301                   160,748
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL                                  190                    165                 332                      687
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE                   34,072                 45,111              55,512                   134,695
23. SUPPLIES                                1,783                  8,827               1,756                    12,366
24. ADVERTISING
25. OTHER (ATTACH LIST)                     25,313                 33,005              27,020                   85,338
26. TOTAL OPERATING DISBURSEMENTS           308,651                430,265             306,179                  1,045,095
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                                              5,750                                        5,750
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES                                  5,750                                        5,750
31. TOTAL DISBURSEMENTS                     308,651                436,015             306,179                  1,050,845
32. NET CASH FLOW                           397,191                441,962             450,767                  450,767
33. CASH - END OF MONTH                     397,191                441,962             450,767                  450,767




Case Name: Alford Refrigerated Warehouses, Inc.                                                  MOR-3

Case No: 01-39776-BJH-11

                                                              Apr. 02           May 02           June 02

25. Bank Charges                                              $     204         $     256        $     255

    Licenses & Fees                                                  53                75                0

    Employee withholdings for Child Support,
    Irs Levy, 401(K), Credit Union,
    Medical Premiums                                             25,056            32,674           26,765
                                                                --------          --------         --------
                                                                $25,313           $33,005          $27,020



CASE NAME:  Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-4
            ------------------------------------

CASE NUMBER: 01-39776-BJH-11


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT
                                                                   April, 2002         May, 2002                June, 2002

1. 0 - 30                                                          284,329             241,627                  338,868
2. 31 - 60                                                         34,837              38,137                   39,874
3. 61 - 90                                                         18,090              4,368                    6,993
4. 91 +                                                            56,923              31,762                   34,599
5. TOTAL ACCOUNTS RECEIVABLE                                       394,179             315,894                  420,334
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       394,179             315,894                  420,334



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: June, 2002
                                                                                           -----------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL                                                                                                 31,470         31,470
2. STATE
3. LOCAL                                    22,300             22,300                22,300                96,537         163,437
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      22,300             22,300                22,300                128,007        194,907

6. ACCOUNTS PAYABLE                         41,409             0                     0                     216            41,625



STATUS OF POSTPETITION TAXES                                              MONTH: June, 2002
                                                                                -----------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME                                     31,470                                                                      31,470
6. OTHER (ATTACH LIST)
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
7. TOTAL FEDERAL TAXES                        31,470                                                                      31,470
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY                             141,137                     22,300                                          163,437
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     141,137                     22,300                                          163,437
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               172,607                     22,300                                          194,907
------------------------------------------    --------------------------- -------------------------------- -------------  ----------



* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero

** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-5
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: June, 2002
            -----------------------------------                      -----------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  --------------- ------------

A. BANK                                                  Comerica         Comerica        Comerica
B. ACCOUNT NUMBER                                        1880803067       1880803091      1880803026          Total
C. PURPOSE (TYPE)                                        DIP              Cash            DIP
                                                                          Collateral
1. BALANCE PER BANK STATEMENT                            90,997           29,126          40,911
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          212              19,652
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           90,785           9,474           40,911
6. NUMBER OF LAST CHECK WRITTEN                          40298            60300           1034



INVESTMENT ACCOUNTS                                      Account #1       Account #2          Account #3
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND

13. TOTAL CASH - END OF MONTH



CASE NAME:   Alford Refrigerated Warehouses, Inc.                ACCRUAL BASIS-5
             ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: June, 2002
             ------------------------------------                    -----------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #4       Account #5       Account #6
                                                         ---------------  ---------------  -----------------

A. BANK                                                  Comerica         Comerica
B. ACCOUNT NUMBER                                        1880803075       1880803083                          Total
C. PURPOSE (TYPE)                                        GE Cash Coll.    FWCS Cash
1. BALANCE PER BANK STATEMENT                            301,327          7,376                               469,737
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS                          1,674                                                21,538
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           299,653          7,376                               448,199
6. NUMBER OF LAST CHECK WRITTEN                          1083             30002



INVESTMENT ACCOUNTS                                      Account #4       Account #5          Account #6
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS



CASH
12. CURRENCY ON HAND                                                                                            2,568

13. TOTAL CASH - END OF MONTH                                                                                   450,767




CASE NAME: Alford Refrigerated Warehouses, Inc.                 ACCRUAL BASIS-6
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: June, 2002
             ----------------------------------                      -----------

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                       INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.J.C. Williams                    Salary                            8,981                              71,822
2.K.R. McGinnis                    Salary                            7,334                              58,883
3.J.Y. Robichaud                   Salary                            0                                  26,000
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        16,315                             156,705


                                                     PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED
                                       PAYMENT                                                             DATE           & UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0


* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED



                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID                  TOTAL UNPAID
                                   PAYMENTS DUE                     DURING MONTH                  POSTPETITION

1.AFCO                             0                                0                             0
2.Cananwill, Inc.                  10,325                           10,325                        0
3.Republic Group                   2,351                            2,351                         2,331
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  12,676                        2,331


CASE NAME: Alford Refrigerated Warehouses, Inc.                  ACCRUAL BASIS-7
           ------------------------------------

CASE NUMBER: 01-39776-BJH-11                                   MONTH: June, 2002
            -----------------------------------                      -----------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                                    X
4. Have any payments been made on prepetition liabilities this reporting period?                                   X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1.ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                          X
  EFFECT?
2.ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                           X
3.PLEASE ITEMIZE POLICIES BELOW.

If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.


                                                INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY

Property                           Chubb                             03/22/02-03/22/03                  $170,073 per year
Excess Property                    Westchester/Commonwealth          03/22/02-03/22/03                  $102,359 per year
Boiler & Machinery                 Travelers                         03/22/02-03/22/03                  $10,061 per year
CGL                                Republic                          08/01/01-08/01/02                  $19,912 per year
Commercial Umbrella                Republic                          08/01/01-08/01/02                  $6,329 per year
Worker' Compensation               United National                   09/12/01-09/12/02                  $113,924 per year



Case Name: Alford Refrigerated Warehouses, Inc.                            MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments. Payments are detailed on MOR-6.